Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 333-161401 on Form S-3, and Registration Statement Nos. 333-153213, 333-127113, 333-103248 and 333-34540 on Form S-8 of Knology, Inc. of our report dated December 23, 2010, relating to the financial statements of Sunflower Broadband for the year ended December 31, 2009, which report appears in this Form 8-K/A of Knology, Inc. filed on December 23, 2010.

/s/ BDO USA LLP

Atlanta, Georgia December 23, 2010